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                                  EXHIBIT 11.1

                      NEWMARK HOMES CORP. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                     PERIOD          PERIOD
                                                                                                      FROM            FROM
                                                                       YEAR           YEAR          DECEMBER       JANUARY 1,
                                                                       ENDED          ENDED        16, 1999 TO      1999 TO
                                                                      DECEMBER      DECEMBER        DECEMBER        DECEMBER
                                                                      31, 2001      31, 2000        31, 1999        15, 1999
                                                                    ------------   ------------   -------------   -------------
PRIMARY EARNINGS:
Net income ......................................................   $     24,713   $     25,691   $       2,648   $      14,737
Effect of dilutive securities - 1998 Tandem Stock Option Plan ...              0              0               0               0
                                                                    ------------   ------------   -------------   -------------
Net income applicable to common stock ...........................   $     24,713   $     25,691   $       2,648   $      14,737
                                                                    ============   ============   =============   =============

Shares:
Weighted average number of common shares outstanding ............     11,500,000     11,500,000      11,500,000      11,500,000
Effect of dilutive securities - 1998 Tandem Stock Option Plan ...              0              0               0               0
                                                                    ------------   ------------   -------------   -------------
Weighted average number of common share outstanding as
  adjusted ......................................................     11,500,000     11,500,000      11,500,000      11,500,000
                                                                    ============   ============   =============   =============

Primary earnings per common share:
Net Income ......................................................   $       2.15   $       2.23   $        0.23   $        1.28
                                                                    ============   ============   =============    ============

FULLY DILUTED EARNINGS:
Net Income ......................................................   $     24,713   $     25,691   $       2,648   $      14,737
Effect of dilutive securities - 1998 Tandem Stock Option Plan ...              0              0               0               0
                                                                    ------------   ------------   -------------   -------------
Net income applicable to common stock ...........................   $     24,713   $     25,691   $       2,648   $      14,737
                                                                    ============   ============   =============   =============

Shares:
Weighted average number of common shares outstanding ............     11,500,000     11,500,000      11,500,000      11,500,000
Effect of dilutive securities - 1998 Tandem Stock Option
  Plan ..........................................................              0              0               0               0
                                                                    ------------   ------------   -------------   -------------
Weighted average number of common share outstanding as
  adjusted ......................................................     11,500,000     11,500,000      11,500,000      11,500,000
                                                                    ============   ============   =============   =============

Fully diluted earnings per common share:
Net income ......................................................   $       2.15   $       2.23   $        0.23   $        1.28
                                                                    ============   ============   =============   =============